UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2021

FALCON MINERALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38158	82-0820780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

510 Madison Avenue, 8th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212)506-5925

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FLMN	Nasdaq Capital Market
Warrants, each to purchase one share of Class A Common Stock	FLMNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Daniel C. Herz and Appointment of Bryan C. Gunderson as Chief Executive Officer, President and Director

On June 28, 2021, Falcon Minerals Corporation (the “Company”) announced the departure of Daniel C. Herz, the Company’s Chief Executive Officer (“CEO”) and President of the Company, effective as of June 28, 2021 (the “Effective Date”), at which time the Company also accepted Mr. Herz’s resignation as the CEO and President and as a member of the Board of Directors of the Company (the “Board”). The Company appointed Mr. Bryan C. Gunderson, the Company’s then current Chief Financial Officer (“CFO”), to succeed Mr. Herz as CEO and President effective as of the Effective Date. The Board also appointed Mr. Gunderson as a director of the Company.

Mr. Gunderson, age 40, has been the Company’s Chief Financial Officer since June 2019. He previously served as the Executive Vice President, Finance of Nine Point Energy, a private exploration and production company where he was responsible for finance, budgeting and financial controls. Before that, from 2013 to 2016, he served as Vice President, Office of the CEO, of Triangle Petroleum, a public oil and gas business. Mr. Gunderson received a BA from Bard College and a MBA in finance from The Wharton School, University of Pennsylvania.

Appointment of Matthew B. Ockwood as Chief Financial Officer

On June 28, 2021, the Company also appointed Matthew B. Ockwood to serve as Chief Financial Officer of the Company. Mr. Ockwood, age 37, joins Falcon as an experienced oil and gas professional. Prior to joining Falcon, he worked at Chambers Energy Capital, a Houston-based investment firm focused on providing flexible capital to the energy industry, from 2009 to 2021, most recently serving as a Managing Director and member of the investment committee. While at Chambers Energy, Mr. Ockwood led or participated in the execution of dozens of distinct oil and gas transactions ranging from secured debt to common equity and mergers and acquisitions. Mr. Ockwood holds a B.B.A in Finance, summa cum laude, and a Certificate in Leadership Study and Development from Texas A&M University.

There are no family relationships between Mr. Ockwood and any of the Company’s directors or executive officers. There are no related party transactions involving Mr. Ockwood that are reportable under Item 404(a) of Regulation S-K.

Herz Separation Agreement

In connection with the mutual agreement of Mr. Herz and the Company to terminate his employment, Mr. Herz and the Company entered into a Separation and General Release Agreement (the “Herz Separation Agreement”) which will become effective July 6, 2021 unless previously revoked by Mr. Herz (the “Release Effective Date”). Under the Herz Separation Agreement, Mr. Herz will receive (i) a pro-rata bonus for 2021 in the amount of $643,835.61 in cash on the earlier of the first payroll coincident or following the Release Effective Date and August 1, 2021, and (ii) severance in the amount of (x) $125,000 payable in cash on the earlier of the first payroll coincident or following the Release Effective Date and August 1, 2021, (y) $500,000 payable in cash on the first anniversary of the date of the Release Effective Date and (z) $500,000 payable on the second anniversary of the Release Effective Date, in each case less standard tax and other applicable withholdings. In addition, for a period of twelve months, the Company shall provide health insurance to Mr. Herz under the Company’s plan pursuant to and subject to Mr. Herz’s right to COBRA continuation coverage if Mr. Herz timely elects such coverage.

Pursuant to the Herz Separation Agreement, with respect to Mr. Herz’s restricted stock awards, Mr. Herz will (i) vest in the remaining 66,667 shares issued under the April 2019 Restricted Stock Award on June 28, 2021, subject to the occurrence of the Release Effective Date, (ii) vest in 15,055.50 shares issued under the March 2020 Restricted Stock Award on the first anniversary of the Release Effective Date and the remaining 15,055.50 shares issued under the March 2020 Restricted Stock Award on the second anniversary of the Release Effective Date, and (iii) vest in 16,010 shares issued under the February 2021 Restricted Stock Award on the first anniversary of the Release Effective Date and the remaining 16,010.15 shares issued under the February 2021 Restricted Stock Award on the second anniversary of the Release Effective Date.

The Herz Separation Agreement contains a general release and waiver of claims pursuant to which Mr. Herz agrees to release the Company and certain other parties from any and all claims, charges, causes of action and damages arising on or prior to his execution of the Herz Separation Agreement. In connection with his termination, the Company released Mr. Herz from certain non-competition restrictions set forth in his employment agreement; however, Mr. Herz will continue to be bound by the non-solicitation, confidentiality and other post-termination provisions set forth in the Herz Employment Agreement.

Chief Executive Officer Employment Agreement

In connection with Mr. Gunderson’s appointment as CEO, the Company entered into an Employment Agreement with Mr. Gunderson setting forth certain terms of Mr. Gunderson’s appointment (the “Gunderson Employment Agreement”). The Gunderson Employment Agreement, effective as of the Effective Date, has an initial term ending on June 28, 2022 (the “Gunderson Initial Term”) that will automatically renew for successive one-year periods until terminated. The Gunderson Employment Agreement provides for (i) an annual base salary of $325,000, (ii) a target annual bonus amount of $750,000 (the “Gunderson Target Annual Bonus”) consisting of (a) an annual cash bonus (the “Gunderson Annual Cash Bonus”) upon the attainment of one or more pre-established performance goals established in good faith by the Board, or Compensation Committee thereof, in its sole discretion, with a target of $325,000 (provided that the Gunderson Annual Cash Bonus may, at the Company’s election, be paid in fully-vested and freely tradeable shares of common stock of the Company), and (b) an annual equity award grant (the “Gunderson Annual LTIP Award”) under the LTIP with a target grant date fair market value of $425,000.

Pursuant to the Gunderson Employment Agreement, in the event Mr. Gunderson’s employment is terminated (i) by the Company without “cause,” (ii) by Mr. Gunderson for “good reason” (each quoted term as defined in the Employment Agreement) or (iii) as a result of the Company’s non-extension of the Gunderson Employment Agreement, where the notice of such non-extension provided by the Company pursuant to the Gunderson Employment Agreement does not include notice that the Company is waiving enforcement of the noncompetition provision of the Gunderson Employment Agreement, he would be entitled to (A) the “Accrued Benefits” (as defined in the Gunderson Employment Agreement), (B) a lump-sum cash payment equal to the “Gunderson Severance Multiple” (as defined below) multiplied by the sum of (I) his base salary and (II) the Gunderson Target Annual Bonus, (C) a pro-rata portion of the Gunderson Target Annual Bonus for the fiscal year in which termination occurs (the “Gunderson Pro Rata Bonus”), (D) if Mr. Gunderson were to elect to continue coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), reimbursement of COBRA premiums for the number of years equal to the Severance Multiple (but not to exceed eighteen months) (the “Gunderson COBRA Reimbursement”) and (E) the prior year’s bonus, to the extent unpaid. The “Gunderson Severance Multiple” means one. In the event Mr. Gunderson is terminated by reason of death or “disability” (as such term is defined in the Gunderson Employment Agreement), he would be entitled to the Gunderson Accrued Benefits, the Gunderson Pro Rata Bonus and the Gunderson COBRA Reimbursement. The Gunderson Employment Agreement also contains customary restrictive covenants regarding confidential information non-competition, non-solicitation and non-disparagement.

Additionally, in the event Mr. Gunderson employment is terminated (i) (A) by the Company without cause or (B) by Mr. Gunderson for good reason, in each case, on the effective date of or during the twelve-month period following a Change in Control (as defined in the LTIP) or (ii) by reason of Mr. Gunderson death or disability at any time, any restricted stock units that have not yet vested would immediately vest. In the event Mr. Gunderson employment is terminated at any time (i) by the Company without cause, (ii) by Mr. Gunderson for good reason or (iii) by reason of Mr. Gunderson death or disability, any performance stock units would time vest as of the date of termination and performance vest, to the extent not yet performance vested, if the applicable performance conditions were achieved on or within 30 days following the date of termination.

Chief Financial Officer Employment Agreement

In connection with Mr. Gunderson’s appointment as CFO, the Company entered into an Employment Agreement with Mr. Ockwood (the “Ockwood Employment Agreement”), outlining the terms of his employment as Chief Financial Officer of the Company. The Ockwood Employment Agreement, effective as of the Effective Date (the “Ockwood Effective Date”), has an initial term ending on June 28, 2022 (the “Ockwood Initial Term”) that will automatically renew for successive one-year periods until terminated. The Ockwood Employment Agreement provides for (i) an annual base salary of $275,000, (ii) a target annual bonus amount of $725,000 (the “Ockwood Target Annual Bonus”) consisting of (a) an annual cash bonus (the “Ockwood Annual Cash Bonus”) upon the attainment of one or more pre-established performance goals established in good faith by the Board, or Compensation Committee thereof, in its sole discretion, with a target of $275,000 (provided that the Ockwood Annual Cash Bonus may, at the Company’s election, be paid in fully-vested and freely tradeable shares of common stock of the Company), and (b) an annual equity award grant (the “Ockwood Annual LTIP Award”) under the LTIP with a target grant date fair market value of $450,000.

Pursuant to the Ockwood Employment Agreement, in the event Mr. Ockwood’s employment is terminated (i) by the Company without “cause,” (ii) by Mr. Ockwood for “good reason” (each quoted term as defined in the Employment Agreement) or (iii) as a result of the Company’s non-extension of the Ockwood Employment Agreement, where the notice of such non-extension provided by the Company pursuant to the Ockwood Employment Agreement does not include notice that the Company is waiving enforcement of the noncompetition provision of the Ockwood Employment Agreement, he would be entitled to (A) the “Accrued Benefits” (as defined in the Ockwood Employment Agreement), (B) a lump-sum cash payment equal to the “Ockwood Severance Multiple” (as defined below) multiplied by the sum of (I) his base salary and (II) the Ockwood Target Annual Bonus, (C) a pro-rata portion of the Ockwood Target Annual Bonus for the fiscal year in which termination occurs (the “Ockwood Pro Rata Bonus”), and (D) the prior year’s bonus, to the extent unpaid. The “Ockwood Severance Multiple” means two (2) minus a fraction, the numerator of which is the number of days of the Mr. Ockwood’s employment during the “Employment Term” (as defined in the Ockwood Employment Agreement) and the denominator of which is 365, in the event Mr. Ockwood’s termination of employment occurs during the Ockwood Initial Term and one (1) if Mr. Ockwood’s termination of employment occurs after the expiration of the Ockwood Initial Term and during the Employment Term. In the event Mr. Ockwood is terminated by reason of death or “disability” (as such term is defined in the Ockwood Employment Agreement), he would be entitled to the Ockwood Accrued Benefits, the Ockwood Pro Rata Bonus and the Ockwood COBRA Reimbursement. The Ockwood Employment Agreement also contains customary restrictive covenants regarding confidential information non-competition, non-solicitation and non-disparagement.

Additionally, in the event Mr. Ockwood employment is terminated (i) (A) by the Company without cause or (B) by Mr. Ockwood for good reason, in each case, on the effective date of or during the twelve-month period following a Change in Control (as defined in the LTIP) or (ii) by reason of Mr. Ockwood’s death or disability at any time, any restricted stock units that have not yet vested would immediately vest. In the event Mr. Ockwood employment is terminated at any time (i) by the Company without cause, (ii) by Mr. Ockwood for good reason or (iii) by reason of Mr. Ockwood’s death or disability, any performance stock units would time vest as of the date of termination and performance vest, to the extent not yet performance vested, if the applicable performance conditions were achieved on or within 30 days following the date of termination.

The foregoing descriptions of the Separation Agreement, the Gunderson Employment Agreement and the Ockwood Employment Agreement do not purport to be complete, and each is subject to, and qualified in its entirety by, the full text of the Separation Agreement, the Gunderson Employment Agreement and the Ockwood Employment Agreement, as applicable, copies of which are filed hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and each is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 28, 2021, the Company issued a press release describing the matters under Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Separation and General Release Agreement, dated June 28, 2021, by and between Falcon Minerals Corporation and Daniel C. Herz.
10.2	Employment Agreement, dated June 28, 2021, by and between Falcon Minerals Corporation and Bryan C. Gunderson
10.3	Employment Agreement, dated June 28, 2021, by and between Falcon Minerals Corporation and Matthew B. Ockwood
99.1	News release dated June 28, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2021	FALCON MINERALS CORPORATION

	By:	/s/ Jeffrey F. Brotman
		Name:	Jeffrey F. Brotman
		Title:	Chief Legal Officer and Secretary

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